PAINEWEBBER MASTER SERIES INC
PAINEWEBBER BALANCED FUND
FORM N-SAR
FILE #811-4448

ITEM 77D POLICIES WITH RESPECT TO SECURITY INVESTMENTS.


SUPPLEMENT DATED JUNE 26, 1997 TO PROSPECTUS DATED JANUARY 01, 1997 AS PREVIOUSLY FILED WITH THE SEC ON JUNE 26, 1997 REGUARDING DOLLAR
WEIGHTED AVERAGE MATURITY FOR THE FIXED INCOME INVESTMENTS.